UNTIED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                               September 24, 1999

                          Commission file number 1-1363

                               Envirosource, Inc.
             (Exact name of Registrant as specified in its charter)

         Delaware                                                34-0617390
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


          1155 Business Center Drive, Horsham, Pennsylvania 19044-3454
               (Address of principal executive offices) (Zip Code)

                                 (215) 956-5500
              (Registrant's telephone number, including area code)

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Item 4.   Changes in Registrant's Certifying Accountant

On September 24, 1999, the Executive Committee of the Board of Directors of Envirosource, Inc. (the "Company") appointed Grant Thornton LLP ("Grant Thornton") to replace Ernst & Young LLP ("E&Y") as the Company's independent accounting firm. Accordingly, Grant Thornton will examine the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1999. The decision to change independent accountants had been recommended by the Audit Committee of the Company's Board of Directors.

E&Y's audit report on the Company's financial statements for the two years ended December 31, 1998 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 1998, and subsequent interim periods up to the quarter ended June 30, 1999, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

Prior to September 24, 1999, the Company did not consult with Grant Thornton regarding the application of accounting principles to any transactions, either completed or proposed, or the type of audit opinion that might be rendered by Grant Thornton for the year ended December 31, 1999.

Item 7.   Financial Statements and Exhibits

c.       Exhibits

              16.   Letter re: change in certifying accountant

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 1999


                                          ENVIROSOURCE, INC.


                                           By:   /s/ John C. Heenan
                                                 ------------------
                                                 John C. Heenan
                                                 Senior Vice President and
                                                 Chief Financial Officer